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                                                                     EXHIBIT 4.2



NO. W _____________                             VOID AFTER _______________, 2004

                                                              _________ WARRANTS


               SERIES A REDEEMABLE COMMON STOCK PURCHASE WARRANT
               CERTIFICATE TO PURCHASE ONE SHARE OF COMMON STOCK

                                 PAWNMART, INC.



                                                                CUSIP __________

         THIS CERTIFIES THAT, FOR VALUE RECEIVED the holder hereof or registered assigns (the "Registered Holder") is the owner of the number of Series A Redeemable Common Stock Purchase Warrants (the "Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $.01 par value, of PawnMart, Inc., a Delaware corporation (the "Company"), at any time between _______________, 1999 (the "Initial Warrant Exercise Date"), and the Expiration Date (as hereinafter defined) upon the presentation and surrender of this Warrant Certificate with the Election to Purchase on the reverse hereof duly executed, at the corporate office of Continental Stock Transfer & Trust Company, a New York corporation, as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $6.00 subject to adjustment (the "Purchase Price"), in lawful money of the United States of America in cash or by check made payable to the Warrant Agent for the account of the Company.

         This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated _______________, 1998, by and between the Company and the Warrant Agent.

         In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price and the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

         Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional interests will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.




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         The term "Expiration Date" shall mean 5:00 p.m. (New York time) on
_______________, 2003. If such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 p.m. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

         The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to such securities is effective or an exemption thereunder is available. The Company has covenanted and agreed that it will file a registration statement under the Federal securities laws, use its best efforts to cause the same to become effective, use its best efforts to keep such registration statement current, if required under the Act, while any of the Warrants are outstanding, and deliver a prospectus which complies with Section 10(a)(3) of the Act to the Registered Holder exercising this Warrant. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

         This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment and payment of any tax or other charge imposed in connection therewith or incident thereto, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate of Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

         Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

         Subject to the provisions of the Warrant Agreement, this Warrant may be redeemed at the option of the Company, at the redemption price of $.05 per Warrant, on not less than 30 nor more than 60 days written notice ("Notice of Redemption") if the closing price for the Common Stock for seven trading days during a 10 consecutive trading day period ending not more than 15 days prior to the date notice of redemption is mailed equals or exceeds $9.00 per share (150% of the initial offering price to the public) subject to adjustment under certain circumstances and provided there is then a current registration statement under the Securities Act of 1933, as amended, with respect to the issuance and sale of Common Stock upon the exercise of the Warrants. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to the Warrants except to receive the $.05 per Warrant upon surrender of this Warrant Certificate.



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         Under certain circumstances, the Representatives (as that term is defined in the Warrant Agreement) or their designees collectively shall be entitled upon the exercise or redemption of the Warrants to receive a fee equal to 5% of the gross proceed received by the Company from the exercise of the Warrants and 5% of the aggregate redemption for the Warrants represented hereby.

         Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary, except as provided in the Warrant Agreement.

         This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

         This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

Dated: _______________, 1998

                                      PAWNMART, INC.



                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------



                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------



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COUNTERSIGNED:

CONTINENTAL STOCK TRANSFER
& TRUST COMPANY
as Warrant Agent



By:
   --------------------------
Name:
     ------------------------
Title:
      -----------------------





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                              ELECTION TO PURCHASE

                  (To be signed only upon exercise of Warrant)




TO:      PawnMart, Inc.
         301 Commerce Street, Suite 3600
         Fort Worth, Texas 76102

         The undersigned, the Holder of Series A Warrant Certificate Number
____ (the "Warrant"), representing ______________ Series A Warrants of
PawnMart, Inc. (the "Company"), which Warrant Certificate is being delivered herewith, hereby irrevocably elects to exercise the purchase right provided by the Warrant Certificate for, and to purchase thereunder, _____________ shares of Common Stock of the Company, and herewith makes payment of $____________ therefor, and requests that the certificates for such securities be issued in the name of, and delivered to, _______________________________ whose address is ______________________________, all in accordance with the Warrant Agreement and the Warrant Certificate.

Dated:
      ----------------------------



                                          --------------------------------------
                                          (Signature must conform in all
                                          respects to name of Holder as
                                          specified on the face of the
                                          Warrant Certificate)



                                          --------------------------------------

                                          --------------------------------------
                                          (Address)






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                              (FORM OF ASSIGNMENT)

                  (To be exercised by the registered holder if such holder desires to transfer the Warrant Certificate.)



FOR VALUE RECEIVED _____________________________________________________________
hereby sells, assigns and transfers unto


                     (Print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________________________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, and full power of substitution.

Dated:                                       Signature:



-----------------------                      -----------------------------------
                                             (Signature must conform in all
                                             respects to name of holder as
                                             specified on the fact of the
                                             Warrant Certificate)



                                             -----------------------------------
                                             (Insert Social Security or
                                             Other Identifying Number of
                                             Assignee)